EXHIBIT 99.1

Nanophase Develops New Zinc Oxide Product

LSA ZnO Product Expands Partnership With BASF in Personal Care Market

ROMEOVILLE, Ill., June 6, 2012 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported the development of a new, larger size Zinc Oxide product (LSA). The LSA supports continued growth and development of the Zinc Oxide product line with BASF. This new Zinc Oxide product allows BASF to expand its offerings of inorganic, full-spectrum UV absorbers with superior transparency which addresses a growing trend in sunscreens and daily wear cosmetics. BASF launched the LSA Zinc Oxide under its Z-Cote brand name on May 15, 2012 at the NYSCC Show.

Nanophase VP of Sales and Marketing David Nelson commented, "Expansion of our Zinc Oxide business in the Personal Care market and our partnership with BASF continue to be critical success factors for Nanophase. The development of this new LSA product will help maintain and drive long-term revenue growth in this market for Nanophase. This is currently the largest market for Nanophase, and an area where we excel in providing consistent, high quality materials that exceed customer needs."

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes" and other similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company's ability to become profitable despite the losses it has incurred since its incorporation; the Company's dependence on its principal customers and the terms of its supply agreement with BASF which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company's potential inability to obtain working capital when needed on acceptable terms or at all; the Company's ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's limited manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the ability of the Company to maintain an appropriate electronic trading venue; the impact of any potential new governmental regulations that could be difficult to respond to or costly to comply with; and other factors described in the Company's periodic reports filed with the SEC. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708